Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE FIRST QUARTER
                              ENDED MARCH 31, 2003


Tontitown,  Arkansas,  April  24,  2003....P.A.M.  Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $2,817,568 or diluted and basic earnings per share of $.25 for the quarter ended March 31, 2003 compared to net income of $3,606,090 or diluted and basic earnings per share of $.40 for the quarter ended March 31, 2002. Revenues for the first quarter of 2003 increased 10.8% to $70,138,910 compared to $63,313,480 in the same quarter of 2002.

Robert W. Weaver, President of the Company, commented, "The quarter ended March 31, 2003, although respectable, was not the kind of results to which we have grown accustomed. Net income was down less than $800,000 compared to the same quarter in 2002, but resulted in a $.15 decline in earnings per share as the number of shares outstanding increased by 26%.

"Three significant factors contributed to the reduced earnings per share during the quarter. The first and foremost was the significant increase in fuel cost. Unfortunately, a large portion of our customer base is very reluctant to share in the nationwide rise in fuel costs and pay a fuel surcharge that would allow us to recover the total increased expense. Couple that with the time lag involved, and those payments do not contribute significantly to the bottom line. The net result of our increased fuel cost standing alone was $.10 per share, after tax.

"The second contributing factor was the severe weather that we experienced during the quarter. Severe weather has the ability to affect results in both quantifiable and non-quantifiable areas. We experienced decreased utilization, higher repair and accident costs and a sizable increase in our group health and Workers Compensation claims. The net result of increased claims expense impacted earnings per share by $.04, after tax.

"The third contributing factor was the impact of the cost of new equipment increasing our depreciation expense. Historically, it has been our practice to have our equipment supplier guarantee a residual price on all power equipment purchases. We depreciate our equipment to that residual price over the equipment's life cycle. Due to the increased costs of new tractors and reduced residual values passed on by the equipment suppliers, we have experienced an increase in the overall cost for new equipment. The increase in our depreciation costs caused a $.04 decline in earnings per share, after tax.

"These three factors collectively combined to negatively impact earnings per share a total of $.18. On the positive side we were able to reduce our empty mile factor 27% to 3.87% and our decreased debt level allowed for a $715,000 savings in interest expense."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Friday, April 25, 2003 at 1:00 p.m. CDT (Please note that, since the call will begin promptly at 1:00 p.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800) 915-4836. Please ask to be joined to the P.A.M. Transportation Services First Quarter Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and have Real Player software and an internet browser such as Netscape or Microsoft Internet Explorer.

P.A.M. Transportation Services, Inc., is a leading truckload dry van carrier transporting general commodities throughout the continental United States as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)

                                       Quarter ended March 31,
                                         2003           2002
                                         ----           ----
Operating revenues                   $70,138,910    $63,313,480
                                     -----------    -----------
Operating expenses:
 Salaries, wages and benefits         29,282,223     27,980,534
 Operating supplies                   14,159,408     12,013,164
 Rent/purchased transportation         7,027,123      2,794,753
 Depreciation/amortization             6,054,864      5,276,857
 Operating taxes and licenses          3,534,710      3,321,341
 Insurance and claims                  3,488,548      3,514,033
 Communications and utilities            601,274        616,093
 Other                                 1,013,294        781,639
 Loss on disposition of equipment         23,945         32,943
                                     -----------    -----------
Total operating expenses              65,185,389     56,331,357

Operating income                       4,953,521      6,982,123

Other  income/(expense):
 Interest expense                       (257,575)      (971,973)
                                     -----------    -----------
Total other income/(expense)            (257,575)      (971,973)
                                     -----------    -----------
Income before income taxes             4,695,946      6,010,150
Provision for income taxes             1,878,378      2,404,060
                                     -----------    -----------
Net income                           $ 2,817,568    $ 3,606,090
                                     ===========    ===========
Diluted earnings per share              $0.25          $0.40
                                     ===========    ===========
Average shares o/s - Diluted          11,338,463      8,973,551
                                     ===========    ===========

                                       Quarter ended March 31,
Truckload Operations                     2003           2002
--------------------                     ----           ----
Total miles                           58,036,938     55,289,010
Empty miles factor                          3.87%          4.91%
Revenue per total mile                     $1.08          $1.09
Total loads                               77,376         74,172
Revenue per truck per work day              $563           $579
Average company trucks                     1,628          1,543
Average owner operator trucks                129            137


                                       Quarter ended March 31,
Logistics Operations                     2003           2002
--------------------                     ----           ----
Total revenue                         $7,761,237     $3,030,595
Operating income                        $347,779        $52,550
